UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2010

ABITIBIBOWATER INC.

(Exact name of Registrant as Specified in Charter)

Delaware	001-33776	98-0526415
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

AbitibiBowater Inc. 1155 Metcalfe Street, Suite 800 Montréal, Québec, Canada	H3B 5H2
(Address of principal executive offices)	(Zip Code)

(514) 875-2160

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01.	REGULATION FD DISCLOSURE.

AbitibiBowater Inc. (the “Company”) announced on September 20, 2010 the pricing of $850 million of 10.25% senior secured notes due 2018, or the “notes”, in a private placement under Rule 144A and Regulation S of the Securities Act of 1933, with a closing expected to occur on or about October 4, 2010, subject to the satisfaction of customary closing conditions. We refer to the offering of the notes as the “notes offering”.

The Company has filed with the U.S. Bankruptcy Court a notice stating that it has elected not to pursue the offering of convertible unsecured subordinated notes offered to holders of eligible claims and the backstop investors in the rights offering conducted pursuant to the plans of reorganization. The notice is required by the Backstop Commitment Agreement dated May 24, 2010, as amended as of July 20, 2010, among the Company, on the one hand, and Fairfax Financial Holdings Limited, Avenue Capital Management II, L.P., Paulson Credit Opportunities Master Ltd., Barclays Bank plc, Steelhead Navigator Master, L.P., J.P. Morgan Securities Inc. and Whitebox Advisors, LLC on the other, each of whom we refer to as a “backstop investor”.

We refer to the Debtors’ Second Amended Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code and the CCAA Plan of Reorganization and Compromise together as the “plans of reorganization”; to the Company’s and its affiliates’ creditor protection proceedings under chapter 11 of the U.S. Bankruptcy Code and the Companies’ Creditors Arrangement Act (Canada), as applicable, as the “creditor protection proceedings”; and to the U.S. Bankruptcy Court for the District of Delaware (In re: AbitibiBowater Inc., et al., Chapter 11, Case No. 09-11296) as the “U.S. Bankruptcy Court”.

The notes offering is being made pursuant to a confidential final offering memorandum dated September 20, 2010. Certain sections of the offering memorandum contain information regarding the Company that has not previously been publicly disclosed, including the “Use of Proceeds” section, which is furnished as exhibit 99.2 to this report.

*    *    *    *    *

The information contained in this current report on Form 8–K, including the exhibits, is furnished pursuant to Item 7.01 of Form 8–K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this report shall not be incorporated by reference into any registration statement or any other document filed pursuant to the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing. By filing this report and furnishing the information contained herein, including the exhibits hereto, the Company makes no admission as to the materiality of any such information.

Forward-Looking Statements

Statements in this report that are not reported financial results or other historical information are “forward-looking statements” within the meaning of the Private

Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of forward-looking terminology such as the words “will,” “could,” “may,” “intend,” “expect,” “estimate,” “believe,” “anticipate,” and other terms with similar meaning indicating possible future events or potential impact on the business or securityholders of the Company.

The reader is cautioned not to place undue reliance on such forward-looking statements, which are not guarantees of future performance. These statements are based on management’s current assumptions, beliefs and expectations, all of which involve a number of business risks and uncertainties that could cause actual results to differ materially. Although we base these forward-looking statements on assumptions that we believe are reasonable when made, we caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate may differ materially from those made in or suggested by the forward-looking statements contained in this report. In addition, even if our results of operations, financial condition and liquidity, and the development of the industry in which we operate are consistent with the forward-looking statements contained in the offering memorandum, those results or developments may not be indicative of results or developments in subsequent periods.

Any forward-looking statements that we make in this report speak only as of the date of such statement, and we do not undertake, and specifically decline, any obligation to update such statements or to publicly announce the results of any revisions to any such statements to reflect future events or developments. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description

99.1	The section of the final offering memorandum entitled “Use of Proceeds”

99.2	Press release issued by AbitibiBowater Inc. on September 20, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ABITIBIBOWATER INC.

Date: September 21, 2010	By:	/s/ Jacques P. Vachon
	Name:	Jacques P. Vachon
	Title:	Senior Vice President, Corporate Affairs and Chief Legal Officer

INDEX OF EXHIBITS

Exhibit No.	Description

99.1	The section of the final offering memorandum entitled “Use of Proceeds”

99.2	Press release issued by AbitibiBowater Inc. on September 20, 2010

5